EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Oak Tree Medical Systems, Inc.

We have issued our report dated August 29, 2000 accompanying the consolidated financial statements of Oak Tree Medical Systems,  Inc., and subsidiaries included in the Annual Report on Form 10-KSB for the fiscal year ended May 31,
2000, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                                     /s/ Wiss & Company
                                                     WISS & COMPANY, LLP

Livingston, New Jersey
May 17, 2001